UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          February 12, 2024

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd.,Seminole,Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code:  (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2024, Superior Group of Companies, Inc. (the “Company”) entered into an employment agreement with its Chief Financial Officer, Michael Koempel. This agreement supersedes the terms and conditions of his offer letter that was provided upon commencement of employment in 2022, other than for the equity awards already granted.

Mr. Koempel’s employment agreement with the Company expires on December 31, 2028, unless sooner terminated in accordance with its terms. Under the agreement, Mr. Koempel will continue to be employed as Chief Financial Officer of the Company. His annual base salary initially will be approximately $426,400. He is eligible to receive an annual target incentive bonus of 61% of his base salary based on achievement of the performance criteria and/or goals established by the Company’s Board of Directors (the “Board”), which currently is based on net earnings and subject to a minimum level of net earnings. Solely for fiscal year 2024, Mr. Koempel is entitled to a minimum guaranteed bonus of $100,000 if employed throughout the 2024 fiscal year. Mr. Koempel also is eligible to participate in such other bonus plans as the Company may in its sole and absolute discretion offer to him.

In addition, he has been guaranteed equity awards that will have a fair market value at the time of the grant of at least $304,500 for 2024 and $389,000 for 2025 and which are conditioned upon Mr. Koempel being employed by the Company at the time such awards are made to senior management and throughout the relevant vesting period(s).

The employment agreement imposes non-compete, non-solicitation and confidentiality provisions on Mr. Koempel.

Mr. Koempel’s agreement contains provisions on severance. If he is terminated without Cause within 12 months after the completion of a Change in Control, or if Mr. Koempel is terminated without Cause or resigns with Good Reason, during the term of the agreement, Mr. Koempel is entitled to an amount equal to (a) 2 times his highest annual compensation, if such termination event occurs on or before December 31, 2026, or (b) 1.1 times his highest annual compensation, if such event occurs between January 1, 2027 and December 31, 2028, inclusive, in addition to the amounts he would receive upon any termination, including (i) accrued but unpaid base salary and bonus, (ii) incurred but not reimbursed expenses, and (iii) nonforfeitable benefits already earned and payable. Mr. Koempel’s right to receive certain of these items is contingent upon him fulfilling certain post-termination obligations, including the execution of a general release. For purposes of clauses (a) and (b) above, highest annual compensation is the sum of Mr. Koempel’s single highest base salary during the preceding three-year period and the average of the annual cash bonuses paid or payable to Mr. Koempel that were calculated based on the results of the 3 full fiscal years ended immediately before his termination of employment (regardless of when paid), or, if greater, the 3 full fiscal years ended immediately prior to a Change in Control (or, if applicable, such lesser period for which cash annual bonuses were paid or payable to him).

The agreement defines “Good Reason” as:

●	a material reduction in Mr. Koempel’s base salary or material change to the structure of Mr. Koempel’s incentive compensation plan, in each case only if without Mr. Koempel’s consent;

●
a material, adverse reduction in Mr. Koempel’s authority, title, reporting relationship, duties, or responsibilities (other than temporarily while Mr. Koempel is physically or mentally incapacitated or as required by applicable law), but only if without Mr. Koempel’s consent;

●	Mr. Koempel is required by the Company to be based in a location not of Mr. Koempel’s choosing, except for required travel on Company business; or

●	the Company’s uncured breach of a material provision of the agreement.

“Cause” is defined in the agreement as:

●	gross negligence or willful misconduct in the performance of Mr. Koempel’s duties;

●	continued failure to substantially perform Mr. Koempel’s employment duties;

●	breach of the employment agreement or any other agreement with the Company; and

●	certain crimes or other acts or omissions.

Subject to certain exceptions specified in the agreement, a “Change in Control” generally means that any of the following occurs (subject to certain exceptions specified in the agreement):

●	the Company sells all or substantially all of its assets to an entity that is not an affiliate (in a transaction requiring shareholder approval;

●
any person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company’s affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s equity securities or outstanding voting stock (whether by way of purchase of stock or other equity securities, merger or otherwise); or

●	any transaction that qualified as a liquidation, dissolution, or winding up of the Company.

In connection with the employment agreement, the Board awarded an equity incentive grant to Mr. Koempel effective February 12, 2024. Mr. Koempel was granted 17,233 shares of restricted stock under the Company’s 2022 Equity Incentive and Awards Plan (the “2022 Plan”). The restricted stock vests on February 12, 2027, subject to continuing employment. In addition, 100% of the restricted stock subject to the award vests immediately upon a change of control (as defined in the 2022 Plan).

Item 9.01         Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit No.                        Description

10.1                     Employment Agreement, dated February 13, 2024

104                     Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Michael Benstock
Michael Benstock
Chief Executive Officer

Date: February 15, 2024